UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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☐	Soliciting Material under §240.14a-12

SUPERVALU INC.

(Name of Registrant as Specified In Its Charter)

Blackwells Capital LLC

Jason Aintabi

Richard A. Anicetti

Steven H. Baer

R. Chris Kreidler

Frank Lazaran

James J. Martell

Sandra E. Taylor

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Blackwells Capital LLC, together with the other participants named herein (collectively, “Blackwells”), has filed a definitive proxy statement and accompanying GREEN proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2018 annual meeting of stockholders (the “2018 Annual Meeting”) of SuperValu Inc., a Delaware corporation (the “Company”), and for the approval of a business proposal to be presented at the 2018 Annual Meeting.

On July 18, 2018, Blackwells issued the following press release:

Blackwells Comments on Supervalu Board Continuing to Ignore Its Disastrous Record

Claims To Be “Driving” and “Delivering” Results, Impervious to the 92% Decline in Share Price

Continues Its Dishonest Attacks on Blackwells

Shareholders Urged to VOTE the GREEN Proxy Card

NEW YORK – July 18, 2018 – Blackwells Capital LLC (together with its affiliates, “Blackwells Capital” or “Blackwells”), an alternative investment management firm with over 8% ownership interest in Supervalu Inc. (NYSE: SVU) (“Supervalu” or the “Company”), responded today to the investor presentation filed yesterday by Supervalu. Blackwells has nominated six highly qualified professionals for election to the Supervalu Board of Directors at the Company’s upcoming annual meeting. Information on the candidates nominated by Blackwells can be found in the Blackwells proxy statement or at www.savesupervalu.com.

Blackwells highlights that the Company claims to be “aggressively transforming the business” and “delivering results,” consistent with a prior pattern of puffery that the Company is “rapidly and strategically transforming” and “making meaningful progress,” all of which has “translated into measurable results” and “demonstrated strong momentum.” Meanwhile, the stock has declined more than 80% in the three years prior to Blackwells’ public statements, including more than 47% during the 12 months prior to those statements.

“We are astounded that Supervalu believes it can advocate for the re-election of its incumbent directors without so much as attempting to address the tremendous losses shareholders have suffered during the tenure of this Board,” said Jason Aintabi, Managing Partner at Blackwells Capital.

Blackwells notes that none of Supervalu’s 59-page investor presentation, two letters to shareholders or four press releases in this proxy contest appear to contain even a single reference to the Company’s stock price or shareholder returns. In fact, Supervalu’s share price has dropped by at least 63% under each of the current Board members’ tenure and by 92% over the past 10-years.i The Company also fails to mention that Supervalu’s earnings per share, gross margins, EBITDA and return on invested capital have all steadily declined over the past four fiscal years. The destruction of shareholder value under the watch of, in Blackwells’ view, a conflicted and insular Board is undeniable.

Current SVU Board Members	Start Date	Board Tenure	SVU Absolute Return During Tenure (i)
Irwin Cohen	May 2003	15 years	(86%)
Philip Francis	Feb 2006	12 years	(92%)
Donald Chappel	June 2010	8 years	(82%)
Eric Johnson	July 2013	5 years	(74%)
Mathew Pendo	April 2014	4 years	(71%)
Frank Savage	April 2014	4 years	(71%)
Francesca Ruiz De Luzuriaga	July 2015	3 Years	(74%)
Mary Winston	April 2016	2 Years	(63%)

i  As of February 5, 2018 unaffected date, before Blackwells’ public presentation, adjusted for dividends.

“Instead of recognizing their past failures and attempting to persuade shareholders that the next five years will be different, the directors are soliciting shareholder support as if all is well and the current Board is perfectly capable of serving shareholder interests. Where is the evidence of that? Platitudes about ‘transformations’ are cold comfort for a shareholder base that has suffered billions in losses under the supervision of these same directors.

“We believe the Board recognizes it cannot run an election campaign on its own disastrous performance record and has instead decided that making spurious and irrelevant statements about Blackwells is the best approach to ensuring its continued tenure as directors.

“Shareholders are smarter than this. The vote before shareholders is to select the best independent directors to oversee Supervalu and hold the incumbent directors accountable for the astounding destruction of value that has occurred on their watch. It isn’t about Blackwells. That the Board cannot even acknowledge the economic harm they have caused – and worse, that they attempt to deflect and redirect the attention of shareholders – is further affirmation that the time has come to change Supervalu’s leadership,” continued Mr. Aintabi.

Blackwells reiterates, as indicated in its proxy statement, that it has invested tens of millions of dollars in Supervalu stock – many multiples of the aggregate capital invested by the incumbent directors, none of whom have purchased a single share of Supervalu stock since 2015 – and that Blackwells owns more than 8% of the outstanding stock of Supervalu. The professionals nominated by Blackwells (each of whom is otherwise independent of Blackwells) will only become directors if they receive more votes from shareholders than the incumbent directors. It is, thus, utterly impossible for Blackwells to “seize” control of Supervalu. Supervalu’s hysterical claims about Blackwells’ ownership stake and intentions are simply dishonest.

Jason Aintabi concluded, “It is troubling that the Supervalu Board has the effrontery to seek re-election while ignoring their track record and significantly distorting our intentions. The Supervalu shareholders with whom we have spoken have not forgotten this Board’s many unfulfilled promises and record of abject value destruction. It is unacceptable that the directors themselves seem to have erased those memories. There is no more clear example of failed leadership than what we see here. We welcome all shareholders to join us in voting for change that we deserve, by voting the GREEN proxy card.”

Supervalu shareholders are urged to bring positive change to Supervalu and vote for truly independent and experienced director nominees on the

GREEN proxy card.

For any questions about how to vote, please contact Morrow Sodali, at Blackwells@morrowsodali.com or (800) 662-5200.

About Blackwells Capital

Blackwells Capital is an alternative investment manager dedicated to global fundamental and special situation investing across capital structures. Founded in 2016 by Jason Aintabi, its Managing Partner, Blackwells’ investment approach is research-intensive, value-oriented and concentrated.

Contacts

Investors:

Morrow Sodali

Mike Verrechia

800-662-5200

Blackwells@morrowsodali.com

Media:

Gagnier Communications

Dan Gagnier / Jeffrey Mathews

646-569-5897

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